EXHIBIT 2.2

FOURTH AMENDMENT TO THE AMENDED AND RESTATED RIGHTS AGREEMENT

                    This Amendment, dated May 7, 2008 (the “Amendment”), is made and entered into by and between Enliven Marketing Technologies Corporation (formerly known as Viewpoint Corporation, which was formerly known as MetaCreations Corporation), a Delaware corporation (the “Company”) and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as Rights Agent (the “Rights Agent”).

                    WHEREAS, the Company and the Rights Agent are parties to the Amended and Restated Preferred Shares Rights Agreement dated as of June 24, 1999, as amended by the First Amendment to the Amended Rights Agreement dated as of November 28, 2000, the Amendment to Rights Agreement dated as of October 5, 2001 and the Third Amendment to the Amended and Restated Rights Agreement dated as of May 17, 2007 (as so amended, the “Rights Agreement”); and

                    WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

                    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                    Section 1. Amendments to Section 1.

                    (a) The definitions of “Beneficial Owner” and “beneficially own” in Section 1(d) of the Rights Agreement are hereby amended by adding the following at the end thereof:

“Notwithstanding anything contained in this Agreement to the contrary, neither DG, Merger Sub, any Parent Subsidiary nor any of their respective Affiliates shall be deemed to be the Beneficial Owner of, or to beneficially own, any Common Shares solely by virtue of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger.”.

                    (b) The definition of “Distribution Date” in Section 1(l) of the Rights Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding anything contained in this Agreement to the contrary, no Distribution Date shall be deemed have occurred solely as a result of the approval, execution or delivery of the Merger Agreement or the transactions contemplated thereby, including the Merger.”.

                    (c) The definition of “Expiration Date” in Section 1(q) of the Rights Agreement is hereby amended in its entirety to read as follows:

                    “(q) “Expiration Date” shall mean the earliest to occur of: (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which the Board of Directors orders the exchange of the Rights as provided in Section 24 hereof or (iv) immediately prior to the Effective Time of the Merger.”.

                    (d) The definition of “Final Expiration Date” in Section 1(r) of the Rights Agreement is hereby amended in its entirety and to read as follows:

                    “(r) “Final Expiration Date” shall mean the Outside Date.”.

                    (e) The definition of “Shares Acquisition Date” in Section 1(hh) of the Rights Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding anything contained in this Agreement to the contrary, no Shares Acquisition Date shall be deemed have occurred solely as a result of the approval, execution or delivery of the Merger Agreement or the transactions contemplated thereby, including the Merger.”.

                    (f) The definition of “Triggering Event” in Section 1(oo) of the Rights Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding anything contained in this Agreement to the contrary, no Triggering Event shall be deemed have occurred solely as a result of the approval, execution or delivery of the Merger Agreement or the transactions contemplated thereby, including the Merger.”.

                    (g) The following definitions are hereby added to the end of Section 1 of the Rights Agreement to read as follows:

“(pp)	“Effective Time” shall have the meaning ascribed to such term in the Merger Agreement.

(qq)

“Merger” shall mean the merger of Merger Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware upon the terms and subject to the conditions set forth in the Merger Agreement.

(rr)

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of May 7, 2008, by and among DG, Merger Sub and the Company, as the same shall be amended from time to time in accordance with the Merger Agreement.

(ss)	“Merger Sub” shall have the meaning ascribed to such term in the Merger Agreement.

(tt)	“Outside Date” shall have the meaning ascribed to such term in the Merger Agreement.

(uu)	“Parent Subsidiary” shall have the meaning ascribed to such term in the Merger Agreement.”

                    Section 2. Amendment to Section 11(a)(ii).

                    Section 11(a)(ii) of the Rights Agreement is hereby amended by adding to the end thereof the following:

“Notwithstanding anything contained in this Section 11(a)(ii) to the contrary, the approval, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, shall be excluded and exempt from the operation of and will not trigger the provisions of this Section 11(a)(ii).”.

                    Section 3. Amendment to Section 13.

                    Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

“Notwithstanding anything contained in this Section 13 to the contrary, the approval, execution, and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, shall be excluded and exempt from the operation of and will not trigger the provisions of this Section 13.”.

                    Section 4. New Section 36.

                    The following is added as a new Section 36 to the Rights Agreement:

                    “Section 36. The Merger, etc.

Notwithstanding anything contained in this Agreement to the contrary, neither (a) the approval, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, shall cause (i) DG or Merger Sub or any of their respective Affiliates or Associates to be an Acquiring Person, (ii) a Shares Acquisition Date to occur, (iii) a Distribution Date to occur or (iv) a Triggering Event to occur.”.

                    Section 5. Notice. The Company agrees to promptly notify the Rights Agent after the occurrence of the Outside Date.

                    Section 6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                    Section 7. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                    Section 8. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                    Section 9. Effect of Amendment. Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ENLIVEN MARKETING TECHNOLOGIES CORPORATION

By:	/s/ Christopher C. Duignan

Name: Christopher C. Duignan
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Darlene Diopato

Name: Darlene Diopato
Title: Managing Director